EXHIBIT 24.1

                               CONSENT

                                 OF

           BARATZ & ASSOCIATES, P.A., INDEPENDENT AUDITORS

                 CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2 Registration No. 333-
        ) and related Prospectus of e*machinery.net, inc. for the registration of 2,430,000 shares of its common stock and to the inclusion of our report dated May 2, 2000 with respect to the financial statements of e*machinery.net, inc. for the period ended September 29, 1999 to December 31, 1999 included in Form 8-K/A filed with the Securities and Exchange Commission on May 26, 2000.

/s/Baratz & Associates, P.A.
Marlton, NJ
September 29, 2000